UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): February 10, 2005


                              LAS VEGAS SANDS CORP.
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             (Exact name of registrant as specified in its charter)


                                     NEVADA
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                 (State or other jurisdiction of incorporation)


               00132373                                  27-0099920
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         (Commission File Number)            (IRS Employer Identification No.)


      3355 LAS VEGAS BOULEVARD SOUTH,
             LAS VEGAS, NEVADA                             89109
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 (Address of principal executive offices)                 (Zip Code)


         Registrant's telephone number, including area code: (702) 414-1000


                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT


         On February 14, 2005, Las Vegas Sands, Inc. ("LVSI"), Venetian
Casino Resort, LLC ("Venetian" and, together with LVSI, the "Issuers"), certain subsidiary guarantors and U.S. Bank National Association entered into a third supplemental indenture relating to the Indenture, dated as of June 4, 2002, among such parties (the "Indenture"). The Issuers' outstanding 11% Mortgage Notes (the "Notes") were issued under the Indenture. The amendments will become operative upon acceptance for purchase by the Issuers of the Notes validly tendered and not withdrawn prior to 5:00 p.m. New York City time on February 14, 2005 in the Issuers' pending tender offer and consent solicitation for the Notes (the "Tender Offer"). The third supplemental indenture will amend the Indenture by eliminating most of the restrictive covenants and certain events of default relating to the Notes.

ITEM 2.03         CREATION OF DIRECT FINANCIAL OBLIGATION

On February 10, 2005, Las Vegas Sands Corp (the "Company") sold in a private placement transaction $250 million in aggregate principal amount of its 6.375% Senior Notes due 2015 (the "Senior Notes"). The Senior Notes will mature on February 15, 2015. The Company has the option to redeem all or a portion of the Senior Notes at any time prior to February 15, 2010 at the "make-whole" redemption price. Thereafter, the Company has the option to redeem all or a portion of the Senior Notes at any time at fixed prices that decline over time. In addition, before February 15, 2008, the Company may redeem up to 35% of the aggregate principal amount of the Senior Notes with the proceeds of certain equity offerings at a redemption of 106.375% of the principal amount of the Senior Notes. The Senior Notes are unsecured senior obligations of the Company and following the escrow release described below, will be jointly and severally guaranteed on a senior unsecured basis by certain of the Company's existing and future domestic subsidiaries (including the Issuers). The Senior Notes Indenture contains covenants that, subject to certain exceptions and conditions, limit the ability of the Company and the subsidiary guarantors to enter into sale and leaseback transactions in respect of their principal properties, create liens on their principal properties and consolidate, merge or sell all or substantially all their assets.

The $247,722,500 gross proceeds from the offering of Senior Notes were deposited into an escrow account and will be released only upon satisfaction of certain conditions, including the acceptance of the Notes in the Tender Offer, and completion of an amendment to the bank credit facility of the Issuers. The Company will redeem the Senior Notes at a redemption price equal to 99.089% of the principal amount thereof, plus accrued and unpaid interest and amortization of original issue discount, if these conditions have not been satisfied within 30 days from the issuance date, subject to certain extensions at the discretion of the Company.

On February 10, 2005, the Company, the subsidiary guarantors (including the Issuers) and the initial purchasers of the Senior Notes also entered into a registration rights agreement. Under the registration rights agreement, the Company and each subsidiary guarantor granted certain exchange and registration rights to the holders of the Senior Notes.

ITEM 8.01.        OTHER EVENTS


On February 10, 2005, LVSI announced that the Issuers had determined the total consideration to be paid pursuant to the Offer and Consent Solicitation.

On February 15, 2005, LVSI announced that the Issuers had received the consents necessary to adopt the proposed amendments to the Indenture.


ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits


Exhibit 4.1 Third Supplemental Indenture, dated February 14, 2005, to the Indenture.

Exhibit 4.2       The Senior Notes Indenture.

Exhibit 99.1 Press Release dated February 10, 2005 relating to the determination of the total consideration to be paid pursuant to the Offer and Consent Solicitation.

Exhibit 99.2 Press Release dated February 15, 2005 announcing that the Issuers had received the consents necessary to adopt the proposed amendments to the Indenture.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      LAS VEGAS SANDS CORP.



                                      By: /s/ Bradley K. Serwin
                                          ------------------------------
                                          Name:  Bradley K. Serwin
                                          Title: Secretary



Date:  February 15, 2005

                                INDEX TO EXHIBITS


EXHIBIT                            DESCRIPTION
NUMBER

Exhibit 4.1 Third Supplemental Indenture, dated February 14, 2005, to the Indenture.

Exhibit 4.2       The Senior Notes Indenture.

Exhibit 99.1 Press Release dated February 10, 2005 relating to the determination of the total consideration to be paid pursuant to the Offer and Consent Solicitation.

Exhibit 99.2 Press Release dated February 15, 2005 announcing that the Issuers had received the consents necessary to adopt the proposed amendments to the Indenture.